EXHIBIT 99.1

China Automotive Systems, Inc. Announces Receipt of Revised Proposal

WUHAN, China, August 31, 2017 /PRNewswire/ -- China Automotive Systems, Inc. (NASDAQ:  CAAS) ("CAAS" or the "Company"), a leading power steering components and systems supplier in China, today announced that the special committee (the "Special Committee") of its Board of Directors (the "Board") previously formed to evaluate and consider a preliminary non-binding proposal submitted by Mr. Hanlin Chen (“Mr. Chen”) to the Board on May 14, 2017 (the “Original Proposal”) has received a revised non-binding proposal letter (the “Revised Proposal”), dated August 30, 2017, from Mr. Chen and Chariot Company (Cayman) Limited (together with its affiliates, “NHPEA”), to acquire all of the outstanding shares of common stock of the Company not already beneficially owned by Mr. Chen, Wiselink Holdings Limited, a company controlled by Mr. Chen, and Ms. Liping Xie, his wife (collectively, the “Chairman Parties”, and together with NHPEA, the “Buyer Group”), and their respective affiliates, for US$5.45 per share of common stock in cash. The Buyer Group and their affiliates currently beneficially own approximately 56.4% of the issued and outstanding shares of common stock of the Company on a fully diluted and as-converted basis. The Revised Proposal supersedes and replaces the Original Proposal in its entirety. The Revised Proposal is expressly conditioned on approval by the Special Committee and is subject to a non-waivable condition requiring approval by a majority vote of the Company's unaffiliated stockholders. A copy of the Revised Proposal letter is attached to this press release.

The Special Committee is currently evaluating the Revised Proposal with the assistance of its financial and legal advisors. The Company cautions the Company’s stockholders and others considering trading in the Company's securities that no decisions have been made by the Special Committee or the Board with respect to the Revised Proposal. There can be no assurances that any definitive offer will be made, that any definitive agreement will be executed relating to the Revised Proposal or any other transaction, or that this or any other transaction will be approved or consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 5.5 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler Group LLC in North America. For more information, please visit: http://www.caasauto.com.

Forward Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 30, 2017, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li
Chief Financial Officer
China Automotive Systems, Inc.
Email: jieli@chl.com.cn

PRIVILEGED AND CONFIDENTIAL

August 30, 2017

The Special Committee of the Board of Directors

China Automotive Systems, Inc.

No. 1 Henglong Road, Yu Qiao Development Zone

Shashi District, Jing Zhou City, Hubei Province

The People’s Republic of China

Dear Sirs:

On May 14, 2017, Mr. Hanlin Chen (“Mr. Chen”), Chairman of China Automotive Systems, Inc. (the “Company”), submitted a non-binding preliminary proposal (the “Chen Proposal”) to the board of directors of the Company (the “Board”) to acquire all of the outstanding shares of common stock (“Common Stock”) of the Company not already owned by him and his affiliates in a going-private transaction.

Mr. Chen also requested that the Board approve, for purposes of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) that Mr. Chen and Chariot Company (Cayman) Limited (together with its affiliates, “NHPEA”), an affiliate of North Haven Private Equity Asia IV, L.P., could discuss and enter into a consortium agreement with each other, and jointly submit a proposal with respect to the Acquisition (as defined below) to the special committee of independent directors of the Company (the “Special Committee”).

On August 22, 2017, upon the recommendation of the Special Committee, the Board, through a unanimous written consent in lieu of a special meeting, adopted resolutions that expressly permit Mr. Chen and his affiliates, including Wiselink Holdings Limited, a company controlled by Mr. Chen, and Ms. Liping Xie, his wife (collectively, the “Chairman Parties”), and NHPEA to, among other things, discuss and enter into a consortium agreement with each other and jointly submit a proposal with respect to the Acquisition to the Special Committee, and approved that none of the Chairman Parties and NHPEA shall be deemed an “interested stockholder” of the Company under Section 203 of the DGCL by reason of forming the Buyer Group (as defined below) or submitting a joint Acquisition proposal.

The Chairman Parties and NHPEA (the “Buyer Group”, “we” or “us”) are pleased to submit this non-binding preliminary proposal (the “Joint Proposal”) to the Special Committee, which shall supersede and replace the Chen Proposal in its entirety. The Buyer Group proposes to acquire all of the outstanding shares of Common Stock of the Company not already owned by the Chairman Parties and their respective affiliates (the “Acquisition”) at US$5.45 in cash per share, which represents a premium of approximately 22.5% to the Company’s closing price on May 12, 2017.

The Buyer Group and its affiliates currently, in the aggregate, beneficially own approximately 56.4% of the issued and outstanding shares of Common Stock of the Company on a fully diluted and as-converted basis. The terms and conditions upon which we are prepared to pursue the Acquisition are set forth below. We are confident in our ability to consummate an Acquisition as outlined in this letter.

1. Buyer. We intend to form an acquisition vehicle for the purpose of pursuing the Acquisition (the “Acquisition Vehicle”). The Acquisition will be in the form of a merger of the Company with the Acquisition Vehicle. We are interested only in pursuing the Acquisition and are not interested in selling the shares of Common Stock of the Company already owned by the Chairman Parties.

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2.    Purchase Price. Our proposed consideration payable for the Company’s Common Stock acquired in the Acquisition will be US$5.45 in cash per share.

3.    Financing. We intend to finance the Acquisition with a combination of debt and equity capital. Equity financing is expected be provided by the Buyer Group in the form of rollover equity in the Company and cash contributions from us and/or third party sponsors. Debt financing is expected to be provided by loans from third party financial institutions. We expect definitive commitments for the required equity and debt financing, subject to terms and conditions set forth therein, to be in place when the Definitive Agreements (as defined below) are signed with the Company.

4.    Due Diligence. We and our financing sources are in a position to commence customary business, financial and legal due diligence on the Company immediately, and we expect to be able to complete due diligence on a highly expedited basis. In addition, we are prepared to engage in substantive discussions with the Special Committee regarding the Definitive Agreements in parallel with our due diligence exercise.

5.    Definitive Agreements. We have engaged Skadden, Arps, Slate, Meagher & Flom LLP as our U.S. legal counsel. We are prepared to negotiate and finalize mutually satisfactory definitive agreements with respect to the Acquisition (the “Definitive Agreements”) expeditiously. This proposal is subject to the execution of the Definitive Agreements. The Definitive Agreements will provide for representations, warranties, covenants and conditions which are typical, customary and appropriate for transactions of this type.

6.    Confidentiality. Members of the Buyer Group will, as required by law, promptly file a Schedule 13D with the U.S. Securities and Exchange Commission to disclose this Joint Proposal. We are sure you will agree with us that it is in all of our interests to ensure that we proceed our discussions relating to the Acquisition in a confidential manner, unless otherwise required by law, until we have executed the Definitive Agreements or terminated our discussions.

7.    Process. We believe that the Acquisition will provide superior value to the Company’s stockholders. We recognize of course that the Board will evaluate the proposed Acquisition independently before it can make its determination whether to endorse it. In addition, we expect that the Special Committee will consider our proposal carefully and make a recommendation to the Board. We will not move forward with the Acquisition unless it is approved by the Special Committee. In addition, we request that the Acquisition shall be subject to a non-waivable condition requiring approval by majority shareholders’ vote of shareholders of the Company other than the Buyer Group and its affiliates.

8.    No Binding Commitment. This letter constitutes only a preliminary indication of our interest, and does not constitute any binding commitment with respect to the Acquisition. Such a commitment will result only from the execution of the Definitive Agreements, and then will be on the terms provided in such documentation.

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In closing, we would like to express our commitment to working together with you to bring the Acquisition to a successful and timely conclusion. Should you have any questions regarding this proposal, please do not hesitate to contact us. We look forward to speaking with you.

[Signature Page to Follow]

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Sincerely,

Hanlin Chen
On behalf of the Chairman Parties

Chariot Company (Cayman) Limited

By:
Name:
Title:	Authorized Signatory

[Signature Page to Proposal Letter]

Sincerely,

Hanlin Chen
on behalf of the Chairman Parties

Chariot Company (Cayman) Limited
By:
Name:	IVAN JOHN SUTLIC
Title:	Authorized Signatory

[Signature Page to Proposal Letter]